Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES THE ACQUISITION

OF FIVE STAR BUILDING PRODUCTS, LLC

– Acquisition Adds Approximately $25 Million of Annual Revenue –

– Also Acquired MT Insulation, LLC with Approximately $4 Million of Annual Revenue –

– Year-to-Date Acquisitions Total over $100 Million of Acquired Revenue –

Columbus, Ohio, September 13, 2021. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the acquisition of Five Star Building Products, LLC and Five Star Building Products of Southern Utah, LLC (“Five Star”). Founded in 2013, Five Star is located in Orem and St. George, Utah serving the Salt Lake City, Provo, and Southern Utah areas. Five Star primarily installs fiberglass insulation and garage doors to residential and multifamily customers. IBP also announced today the acquisition of MT Insulation, LLC, a Hummelstown, Pennsylvania based installer of insulation and gutters to residential and commercial customers in the greater Harrisburg, Pennsylvania area.

“With approximately $25 million of annual revenue, Five Star expands our presence to residential and multifamily builders within the compelling Utah market,” stated Jeff Edwards, Chairman and Chief Executive Officer. “In addition, we are excited about new opportunities from our increased presence within the Pennsylvania market through the acquisition of MT Insulation.”

“With today’s announcements, IBP has acquired over $100 million of revenue through our strategic acquisition program. To date in 2021, we have acquired approximately $108 million of annual revenues, exceeding the $100 million expectation announced earlier in the year, and we expect additional acquisitions in our pipeline to close this year. Acquisitions remain a key component of our growth strategy and we continue to have a robust pipeline of acquisition opportunities across multiple geographies, products, and end markets. On behalf of everyone at Installed Building Products, I would like to welcome Five Star and MT Insulation on to our team,” concluded Mr. Edwards.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 190 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the economy, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2021. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, the economy and the markets we serve; general economic and industry conditions, the material price environment; the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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